Exhibit 99.1

DSP Group, Inc. Reports Fourth Quarter 2020 and Full Year Results

Fourth quarter revenues of $31.9 million, up 9% YoY, exceeding guidance

Record high fourth quarter non-GAAP gross margins of 51.9%

San Jose, Calif., February 4, 2021 - DSP Group®, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications, announced today its results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter 2020 Financial Highlights (and Comparison to Fourth Quarter 2019):

●	Total revenues of $31.9 million, a 9% increase:
o	Revenues from IoAT (Internet of Audio Things) businesses of $18.1 million accounted for 57% of total revenues, a decrease of 8%.
o	Unified Communications segment revenues of $8.2 million, a decrease of 17%.
o	SmartVoice segment revenues of $5.0 million, an increase of 2%.
o	SmartHome segment revenues of $4.8 million, an increase of 3%.
o	Cordless revenues of $13.8 million, an increase of 42%.
●	GAAP and non-GAAP gross margin of 51.3% and 51.9%, respectively, an increase of 40 and 70 basis points, respectively.
●

GAAP loss per share of $0.06 and non-GAAP diluted earnings per share of $0.12, compared to zero GAAP diluted loss per share and non-GAAP diluted earnings per share of $0.06 for the fourth quarter of 2019.

●

GAAP operating loss of $1.0 million and non-GAAP operating income of $2.9 million, compared to GAAP operating loss of $1.2 million and non-GAAP operating income of $0.7 million for the fourth quarter of 2019.

●	GAAP net loss of $1.4 million and non-GAAP net income of $2.9 million, compared to GAAP net loss of $0.1 million and non-GAAP net income of $1.6 million for the fourth quarter of 2019.
●	Generated $8.6 million of cash from operations, compared to $10.8 million of cash generated from operations in the fourth quarter of 2019.
●	Cash, deposits and marketable securities of approximately $128.6 million as of December 31, 2020.

Full Year 2020 Financial Highlights (and Comparison to Full Year 2019):

●	Total revenues of $114.5 million, vs. $117.6 million in 2019, a 3% decrease.
o	Revenues from IoAT businesses of $68.1 million, a year-over-year decrease of 8% when compared to 2019.
o	Unified Communications segment revenues of $31.2 million, a year-over-year decrease of 18%.
o	SmartVoice segment revenues of $20.2 million, a year-over-year increase of 4%.
o	SmartHome revenues of $16.8 million, a year-over-year increase of 3%.
o	Cordless revenues of $46.3 million, a year-over-year increase of 6%.
●	GAAP and non-GAAP gross margin of 50.8% and 51.4%, respectively, an increase of 20 and 40 basis points, as compared to 2019 gross margin of 50.6% on GAAP and 51.0% on non-GAAP basis.
●	GAAP operating loss of $8.1 million and non-GAAP operating income of $3.4 million, compared to GAAP operating loss of $4.4 million and non-GAAP operating income of $3.6 million in 2019.
●	GAAP net loss of $6.8 million and non-GAAP net income of $4.8 million, compared to GAAP net loss of $1.2 million and non-GAAP net income of $7.0 million in 2019.
●	GAAP loss per share of $0.29 and non-GAAP diluted earnings per share of $0.19, compared to GAAP loss per share of $0.05 and non-GAAP earning per share of $0.29 in 2019.
●	Generated $14.6 million of cash from operating activities, compared to $10.5 million in 2019.

Management Comments:

Commenting on the results, Ofer Elyakim, CEO of DSP Group, stated: “We are very pleased with our fourth quarter financial results, and particularly with our diversified voice centric product portfolio that drove a strong finish to a volatile year. Fourth quarter revenues of $31.9 million exceeded our guidance range and grew by 9% year over year and 23% sequentially. These results were further propelled by digitally transformed work-live-study routines as evidenced by the accelerating demand for work from home products, including remote collaboration tools, cordless phones, voice AI and IoT devices.”

Mr. Elyakim continued, “Looking ahead, we are excited about the momentum surrounding our business and the pivotal role that our innovative technologies are playing in the newly emerging voice centric marketplace. While industry-wide supply chain constraints are placing limitations on product deliveries, we are experiencing solid end-market demand across our different businesses and expect first quarter revenues to grow both sequentially and year-over-year. Moreover, the transformation to a voice-centric world positions us well for sustainable growth. Our dedicated focus and R&D investments in voice communications, Edge AI and IoT are paying off and have created a deep and diversified technology offering, which is evidenced by the following accomplishments: positioning ULE as a prime connectivity in the home security market, establishing SmartVoice franchise as the market leading solution in key consumer categories and proliferating our voice and video technologies in the evolving collaboration market.”

Fourth Quarter Business Highlights:

●

Continued to grow and strengthen our SmartVoice franchise with design wins and product launches for voice user interfaces (VUIs) with leading consumer electronics OEMs, thereby driving dynamic growth in a burgeoning market:

o	Major U.S. retail brand and Lenovo launched new tablet models based on our SmartVoice solution.
o	A leading U.S. platform company launched its second-generation smart wearable product leveraging our SmartVoice edge AI SoC
o	TaoTronics launched a new TWS headset based on our SmartVoice solution for its differentiated edge AI capabilities.
●

Grew and diversified our SmartHome ecosystem with leading global IoT vendors that recognize ULE’s unmatched characteristics for wireless indoor IoT, including superior range, interference-free spectrum and native support for two-way voice:

o	A leading European service provider chose our DECT/ULE for its next generation professional smart security offering.
o	A leading U.S. brand selected our DECT/ULE for its elderly care system that includes hub, pendant and additional assisted voice-enabled devices.
o	Atlinks selected our DECT/ULE solution for its wireless Hi-Fi audio streaming product.
●	Solidified our leadership position and expanded our market share in the Unified Communications market, as demonstrated by the following business wins:
o	A Tier 1 UC OEM selected our high-end DVFxx solution to drive its next generation personal video collaboration system.
o	A leading U.S. video collaboration vendor brand selected our SmartVoice voice communication engine for a hybrid collaboration endpoint.
o	Yealink announced its new Microsoft Teams wireless DECT headset based on our industry leading solution.

Fourth Quarter and Year End GAAP Results:

Revenues for the fourth quarter of 2020 were $31.9 million, an increase of 9% from revenues of $29.3 million for the fourth quarter of 2019. Net loss and loss per share for the fourth quarter of 2020 were $1.4 million and $0.06, respectively. Net loss and loss per share for the fourth quarter of 2019 were $0.1 million and $0.00, respectively.

Revenues for the year ended December 31, 2020 were $114.5 million, a decrease of 3% from 2019 revenues of $117.6 million. Net loss for 2020 was $6.8 million, compared to a net loss of $1.2 million for 2019. Loss per share for 2020 was $0.29, compared to loss per share of $0.05 for 2019.

Fourth Quarter and Year-End Non-GAAP Results:

Non-GAAP net income and diluted earnings per share for the fourth quarter of 2020 were $2.9 million and $0.12, respectively, as compared to non-GAAP net income and diluted earnings per share of $1.6 million and $0.06, respectively, for the fourth quarter of 2019. Non-GAAP net income and diluted earnings per share for the fourth quarter of 2020 excluded the impact of amortization of acquired intangible assets in the amount of $0.4 million associated with previous acquisitions, equity-based compensation expenses of $3.2 million, non-cash expenses from exchange rate differences resulting from lease accounting standard (ASC 842) in the amount of $0.7 million, amortization of employees retention expenses related to the acquisition of SoundChip in the amount of $0.25 million and income resulting from changes in deferred taxes in the amount of $0.3 million related to intangible assets acquired in previous acquisitions and equity-based compensation expenses. Non-GAAP net income and diluted earnings per share for the fourth quarter of 2019 excluded the impact of amortization of acquired intangible assets in the amount of $0.1 million associated with previous acquisitions, equity-based compensation expenses of $1.8 million, non-cash expenses from exchange rate differences resulting from ASC 842 in the amount of $0.1 million, and income resulting from changes in deferred taxes in the amount of $0.3 million related to intangible assets acquired in previous acquisitions and equity-based compensation expenses.

Non-GAAP net income and diluted earnings per share for the year ended December 31, 2020 were $4.8 million and $0.19, respectively, as compared to non-GAAP net income and diluted earnings per share of $7.0 million and $0.29, respectively, for the year ended December 31, 2019.

Non-GAAP net income and diluted earnings per share for the year ended December 31, 2020 excluded the impact of amortization of acquired intangible assets of $1.1 million associated with current and previous acquisitions; equity-based compensation expenses of $9.7 million, non-cash exchange rate differences resulting from ASC 842 in the amount of $0.6 million, transaction expenses related to the acquisition of SoundChip in the amount of $0.25 million, amortization of employees retention expenses related to the acquisition of SoundChip in the amount of $0.5 million and changes in deferred taxes related to intangible assets acquired in current and previous acquisitions and equity-based compensation expenses in the amount of $0.5 million.

Non-GAAP net income and diluted earnings per share for the year ended December 31, 2019 excluded the impact of amortization of acquired intangible assets of $0.4 million associated with previous acquisitions; equity-based compensation expenses of $7.6 million, non-cash exchange rate differences resulting from ASC 842 in the amount of $0.8 million, and changes in deferred taxes related to intangible assets acquired in previous acquisitions and equity-based compensation expenses in the amount of $0.6 million.

Earnings Conference Call Details

DSP Group will discuss its fourth quarter financial results, along with its outlook and guidance for the first quarter of 2021, on its conference call at 8:30 a.m. ET today, and invites you to listen via our conference call or a live broadcast over the Internet.

Investors may access the conference call by dialing +16467413167 (domestic US) or +44 (0) 2071 928338 (international) approximately 10 minutes prior to the starting time. The password is 4996754.

The broadcast via the Internet can be accessed by interested parties through the Investor Relations section of DSP Group’s website at www.dspg.com or link to:

https://edge.media-server.com/mmc/p/4wohuk4f

A replay of the conference call will be available for a week following the call. To listen to the session, please dial +1 (917) 677-7532, domestically, or +44 (0) 3333009785, internationally, and enter the company access code: 4996754#

Presentation of Non-GAAP Net Income and EPS

The Company believes that the non-GAAP presentation of net income (loss) and diluted earnings (loss) per share presented in this press release is useful to investors in comparing results for the fourth quarter and ended December 31, 2020 and 2019 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensation and amortization of employees’ retention expenses related to the acquisition are reflected in its statements of income

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statements about: (i) the optimism about the company’s momentum for its business and the pivotal role that its technologies are playing in the newly emerging voice-centric marketplace, (ii) the improving end market demand across the company’s different businesses, (iii) expectation of first quarter revenues to grow both sequentially and year-over-year, (iv) belief that the transformation to a voice-centric world positions the company well for sustainable growth, and (v) dedicated focus and R&D investments in voice communications, Edge AI and IoT are paying off and have created a deep and diversified technology offering. The results from these statements may not actually arise as a result of various factors, including the scope and duration of the pandemic; the extent and length of the remote work environment and other restrictions associated with the pandemic and the impact on the demand for consumer electronics; SmartVoice and unified communications products and the global economy; the impact of industry-wide supply chain constraints; market penetration of DSP Group’s Unified Communications, ULE, VUI, SmartVoice and SmartHome products; unexpected delays in the commercial launch of new products; unexpected inventory adjustments; the speed of decline in the cordless market; DSP Group’s ability to manage costs; DSP Group’s ability to develop and produce new products at competitive costs and in a timely manner and the ability of such products to achieve broad market acceptance; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2019, as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s website (www.dspg.com) under Investor Relations. DSP Group assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About DSP Group

DSP Group®, Inc. (NASDAQ: DSPG) is a global leader in wireless chipsets for a wide range of smart-enabled devices. The company was founded in 1987 on the principles of experience, insight and continuous advancement which enable the company to consistently deliver next-generation solutions in the areas of voice, audio, video and data connectivity. DSP Group, an expert in voice processing, invests heavily in innovation for the smart future and designs leading-edge semiconductor technology that is enabling our customers to develop a new wave of products that bring enhanced user experiences through innovation. For more information, visit www.dspg.com.

Contact:

Shiri Weiss, IR & Communications, Shiri.Weiss@dspg.com

DSP GROUP, INC.

    CONSOLIDATED STATEMENTS OF INCOME

    (In thousands, except per share amounts)

	Three Months Ended December 31		Twelve Months Ended December 31
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Revenues	$31,885	$29,261	$114,480	$117,613
Cost of revenues	15,543	14,369	56,290	58,066

Gross profit	16,342	14,892	58,190	59,547
Operating expenses:
Research and development, net	8,580	8,827	35,511	35,552
Sales and marketing	4,642	4,485	18,205	17,665
General and administrative	3,671	2,701	11,510	10,318
Amortization of intangible assets	430	104	1,065	416
Total operating expenses	17,323	16,117	66,291	63,951

Operating loss	(981)	(1,225)	(8,101)	(4,404)

Financial income (expenses), net	(304)	525	1,231	1,654

Loss before taxes on income	(1,285)	(700)	(6,870)	(2,750)

Taxes on income (tax benefit)	72	(613)	(80)	(1,560)

Net loss	$(1,357)	$(87)	$(6,790)	$(1,190)
Net loss per share:
Basic and Diluted	$(0.06)	$(0.00)	$(0.29)	$(0.05)
Weighted average number of shares used in per share computations of loss per share:
Basic and Diluted	23,661	23,054	23,466	22,827

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net loss	$(1,357)	$(87)	$(6,790)	$(1,190)
Equity-based compensation expense included in cost of revenues	133	102	524	448
Equity-based compensation expense included in research and development, net	925	640	3,448	2,842
Equity-based compensation expense included in sales and marketing	605	440	2,426	1,758
Equity-based compensation expense included in general and administrative	1,504	611	3,315	2,583
Amortization of employee’s retention expenses related to the acquisition of SoundChip included in cost of revenues	67	-	134	-
Amortization of employee’s retention expenses related to the acquisition of SoundChip included in sales and marketing	149	-	298	-
Amortization of employee’s retention expenses related to the acquisition of SoundChip included in research and development, net	34	-	68	-
Transaction expenses related to the acquisition of SoundChip	-	-	249	-
Amortization of intangible assets	430	104	1,065	416
Non-cash expenses from exchange rates differences resulting from lease accounting standard (ASC 842)	678	62	607	785
Income from changes of deferred taxes related to intangible assets and equity-based compensation expense	(277)	(297)	(526)	(618)
Non-GAAP net income	$2,891	$1,575	$4,818	$7,024

Weighted-average number of common stock used in computation of GAAP diluted net loss per share (in thousands)	23,661	23,054	23,466	22,827

Weighted-average number of shares related to outstanding options, stock appreciation rights and restricted share units (in thousands)	1,459	1,342	1,542	1,420

Weighted-average number of common stock used in computation of non-GAAP diluted net earnings per share (in thousands)	25,120	24,396	25,008	24,247

GAAP diluted net loss per share	$(0.06)	$(0.00)	$(0.29)	$(0.05)
Equity-based compensation expense	0.13	0.07	0.40	0.31
Amortization of intangible assets	0.02	0.00	0.04	0.02
Transaction expenses related to the acquisition of SoundChip	-	-	0.01	-
Amortization of employee’s retention expenses related to the acquisition of SoundChip	0.01	-	0.02	-
Non-cash expenses from Exchange rates differences resulting from lease accounting standard (ASC 842)	0.03	0.00	0.03	0.03
Income from changes of deferred taxes related to intangible assets and equity-based compensation expense	(0.01)	(0.01)	(0.02)	(0.02)
Non-GAAP diluted net earnings per share	$0.12	$0.06	$0.19	$0.29

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2020	2019
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$16,936	$28,737
Restricted deposits	548	518
Marketable securities and short-term deposits	50,411	39,141
Trade receivables, net	11,003	15,382
Inventories	9,061	7,464
Other accounts receivable and prepaid expenses	3,460	3,551
Total current assets	91,419	94,793
Property and equipment, net	6,574	6,805

Long term marketable securities and deposits	60,658	62,884
Severance pay fund	16,285	15,800
Operating leases– right of use assets	11,157	11,655
Deferred income taxes	6,893	6,377
Intangible assets, net	20,654	6,904
Long term prepaid expenses	2,888	707
Total long-term assets	118,535	104,327

Total assets	$216,528	$205,925

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$10,708	$8,511
Operating lease liability	3,004	2,569
Other current liabilities	15,724	14,159
Total current liabilities	29,436	25,239

Accrued severance pay	16,647	16,074
Operating lease liability	10,100	10,436
Accrued pensions	1,089	963
Deferred income taxes	1,073	119
Other long-term liabilities	1,945	-
Total long-term liabilities	30,854	27,592

Stockholders’ equity:
Common stock	24	23
Additional paid-in capital	396,335	386,534
Accumulated other comprehensive loss	(637)	(889)
Less – Cost of treasury stock	(108,509)	(113,862)
Accumulated deficit	(130,975)	(118,712)
Total stockholders’ equity	156,238	153,094
Total liabilities and stockholders’ equity	$216,528	$205,925